Exhibit 99.1

MC SHIPPING INC.
24 Avenue de Fontvieille
Monte Carlo
Monaco

…. FOR IMMEDIATE RELEASE ….

MC SHIPPING RECEIVES OFFERS FOR SHARES AT $3.00

NEW YORK (May11, 2004): MC Shipping Inc. (AMEX : MCX) said it has received an offer to acquire 100% of its issued and outstanding common stock at a price of US$3.00 per share from Burke Investments LLC, a firm based in Stamford, CT.

The offer will remain open until 5:00pm EDST, May 20, 2004.

An extraordinary meeting of the Board of Directors has been called to examine the proposal and make a recommendation to its shareholders.

For further information please contact
Guy Morel at 011 377 9205 1011
Peter Shaerf at 646 623 5333
Email investorrelations@mcshipping.com